UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On June 3, 2005, The Coast Distribution System, Inc. issued a press release reporting that its Board of Directors (i) had, pursuant to its previously announced dividend policy, declared a quarterly cash dividend of $0.04 per share, that is payable on June 29, 2005 to all stockholders of record on June 15, 2005, and (ii) has approved a new stock buyback program that authorizes the Company to purchase from time to time, in accordance with applicable Securities and Exchange Commission rules, up to $1.5 million of its shares of common stock in open market and private transactions, when opportunities to do so become available at attractive prices. A copy of that press release is attached as Exhibit 99.1 to this Report.

As stated in its press release, the declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to final determination by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources. Also, it could become necessary for the Company to obtain the consent of the lender under its secured bank loan agreement in order to pay cash dividends in the future. For these reasons, as well as others, there can be no assurance that that the Board of Directors will not decide to reduce, suspend or discontinue the payment of cash dividends in the future.

Also, as stated in the press release, Coast is under no obligation to repurchase shares under the share buyback program and the timing, actual number and value of shares that are repurchased by Coast under that program will depend on a number of factors, including its future financial performance and available cash resources, prevailing market prices of its common stock and the number of shares that become available for sale at prices that the Company believes are attractive.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No	Description
99.1	Press Release issued June 3, 2005 announcing the declaration of a quarterly cash dividend of $0.04 per share and the adoption of a new share buyback program authorizing purchases by the Company of up to $1.5 million of its shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: June 8, 2005	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No	Description
99.1	Press Release issued June 3, 2005 announcing the declaration of a quarterly cash dividend of $0.04 per share and the adoption of a new share buyback program authorizing purchases by the Company of up to $1.5 million of its shares of common stock.

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